UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 18, 2009

Republic First Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-17007 (Commission File Number)	23-2486815 (I.R.S. Employer Identification No.)

50 South 16th Street, Suite 2400, Philadelphia, PA  19102
(Address of principal executive offices) (Zip code)

(215) 735-4422
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01          Entry into a Material Definitive Agreement.

On December 18, 2009, Republic First Bancorp, Inc. (“Republic First”) and Metro Bancorp, Inc., formerly known as Pennsylvania Commerce Bancorp, Inc. (“Metro”) entered into a Second Amendment to Agreement and Plan of Merger, amending the November 7, 2008 Agreement and Plan of Merger between the parties.  The Second Amendment extends a contractual deadline for the completion of the merger of Republic First into Metro until March 31, 2010, and provides each party with a right to further extend the contractual deadline until June 30, 2010, in the event that all required regulatory approvals for the merger have not been obtained by March 1, 2010.  The Agreement was previously amended by a First Amendment on July 31, 2009.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 2.3 hereto, and is incorporated into this report by reference.

Item 8.01           Other Events.

On December 22, 2009, Republic First and Metro issued a press release announcing the Second Amendment to Agreement and Plan of Merger.  The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
2.3	Second Amendment to Agreement and Plan of Merger, dated as of December 22, 2009, between Metro Bancorp, Inc., formerly known as Pennsylvania Commerce Bancorp, Inc., and Republic First Bancorp, Inc.
99.1	Press Release issued December 22, 2009 regarding the Second Amendment to Agreement and Plan of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.
Date: December 22, 2009	By: Frank A. Cavallaro Frank A. Cavallaro Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.3	Second Amendment to Agreement and Plan of Merger, dated as of December 22, 2009, between Metro Bancorp, Inc., formerly known as Pennsylvania Commerce Bancorp, Inc., and Republic First Bancorp, Inc.
99.1	Press Release issued December 22, 2009 regarding the Second Amendment to Agreement and Plan of Merger.